EXHIBIT 10.10
FIRST AMENDMENT
TO THE
MERCANTILE BANK OF MICHIGAN
AMENDED AND RESTATED
DEFERRED COMPENSATION PLAN
FOR MEMBERS OF THE BOARD OF DIRECTORS
DATED JUNE 29, 2006
          THIS FIRST AMENDMENT is adopted this 10th day of October, 2007, by MERCANTILE BANK OF MICHIGAN, a state-chartered commercial bank located in Grand Rapids, Michigan (the “Company”), and is effective as of the 1st day of January, 2005.
          The Company executed the Amended and Restated Deferred Compensation Plan for Members of the Board of Directors on June 29, 2006 effective as of January 1, 2005 (the “Agreement”).
          The undersigned hereby amends the Agreement to reflect the final 409A Treasury Regulations. Therefore, the following changes shall be made:
          Section 1.17 of the Agreement shall be deleted in its entirety and replaced by the following:
1.17	“Specified Employee” means an employee who at the time of Separation from Service is a key employee of the Company, if any stock of the Company is publicly traded on an established securities market or otherwise. For purposes of this Agreement, an employee is a key employee if the employee meets the requirements of Code Section 416(i)(1)(A)(i), (ii), or (iii) (applied in accordance with the regulations thereunder and disregarding section 416(i)(5)) at any time during the 12-month period ending on December 31 (the “identification period”). If the employee is a key employee during an identification period, the employee is treated as a key employee for purposes of this Agreement during the twelve (12) month period that begins on the first day of April following the close of the identification period.

Section 10.3 of the Agreement shall be deleted in its entirety and replaced by the following:

10.3	Plan Terminations Under Section 409A. Notwithstanding anything to the contrary in Section 10.2, if this Agreement terminates in the following circumstances:
(a)	Within thirty (30) days before or twelve (12) months after a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company as described in Section 409A(a)(2)(A)(v) of the Code, provided that all distributions are made no later than twelve (12) months following such termination of the Agreement and further provided that all the Company’s arrangements which are substantially similar to the Agreement are terminated so the Director and all participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of such terminations;

(b)	Upon the Company’s dissolution or with the approval of a bankruptcy court provided that the amounts deferred under the Agreement are included in the Director’s gross income in the latest of (i) the calendar year in which the Agreement terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or

(c)	Upon the Company’s termination of this and all other arrangements that would be aggregated with this Agreement pursuant to Treasury Regulations Section 1.409A-1(c) if the Director participated in such arrangements (“Similar Arrangements”), provided that (i) the termination and liquidation does not occur proximate to a downturn in the financial health of the Company, (ii) all termination distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and (iii) the Company does not adopt any new arrangement that would be a Similar Arrangement for a minimum of three (3) years following the date the Company takes all necessary action to irrevocably terminate and liquidate the Agreement;
the Company may distribute the Deferral Account balance, determined as of the date of the termination of the Agreement, to the Director in a lump sum subject to the above terms.
     IN WITNESS WHEREOF, the Company hereby consents to this First Amendment.
MERCANTILE BANK OF MICHIGAN
By:
Title:

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